SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): March 9, 2001



                                HUMBOLDT BANCORP
             (Exact name of registrant as specified in its charter)

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


           California                        0-27784                       93-1175446
           ----------                        -------                       ----------
(State or other jurisdiction of     (Commission File Number)     (I.R.S. Employer Identification No.)
 incorporation or organization)

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                                2440 Sixth Street
                            Eureka, California 95501
                                 (707) 445-3233
          (Address and telephone number of principal executive offices)


                                701 Fifth Street
                            Eureka, California 95501
                                (Former address)


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Item 2. Acquisition or Disposition of Assets

     As previously reported, pursuant to an Agreement and Plan of Reorganization and Merger dated September 20, 2001 (the "Merger Agreement"), between Humboldt Bancorp and Tehama Bancorp, on March 9, 2001, Humboldt Bancorp completed the merger of Tehama Bancorp, a California bank holding company headquartered in Red Bluff, California, and the acquisition of its wholly-owned subsidiary, Tehama Bank, a California state chartered bank. At separate special meetings held on March 7, 2001, the shareholders of both Humboldt Bancorp and Tehama Bancorp approved the merger. Tehama Bank now operates as a wholly-owned subsidiary of Humboldt Bancorp.

     Under the terms of the Merger Agreement, a holder of a share of Tehama Bancorp common stock will have the right to receive 1.775 shares of common stock of Humboldt Bancorp. Approximately 3.39 million shares of Humboldt Bancorp common stock were issued in the merger and Humboldt Bancorp has assumed options under Tehama Bancorp stock option plans representing approximately 394,000 shares of Humboldt Bancorp common stock.

Item 7. Financial Statements and Exhibits

     (a) Financial statements of businesses acquired.

     (b) Pro forma information

     The financial statements of Tehama Bancorp and pro forma information will be filed by amendment within 60 days of the due date of this Form 8-K.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2001                      HUMBOLDT BANCORP,
                                           a California corporation


                                           /s/  PATRICK J. RUSNAK
                                           Patrick J. Rusnak,
                                           Chief Financial Officer